Exhibit 99.1

Verisk Reports First-Quarter 2023 Financial Results

•

Consolidated revenues were $651.6 million, up 1.2%, and up 9.8% on an organic constant currency (OCC) basis for the first quarter of 2023. The modest growth in our consolidated revenues was due to the sale of our environmental health and safety business (“3E”) and Financial Services segment, both of which did not qualify as discontinued operations. As such, results from 3E and our Financial Services segment are included in our prior year consolidated financials. The increase in our OCC revenue growth reflects strong growth in underwriting & rating and claims.

•

Income from continuing operations was $194.4 million, down 60.1% for the first quarter of 2023. Adjusted EBITDA, a non-GAAP measure, was $340.3 million, up 11.5%, and up 15.7% on an OCC basis. The decrease in income from continuing operations was primarily due to the sale of 3E and our Financial Services segment in the prior year, which resulted in a net gain in other operating income. Adjusted EBITDA growth reflects the contribution from strong revenue growth combined with cost discipline across our businesses.

•

Diluted GAAP earnings per share from continuing operations (diluted EPS) were $1.27 for the first quarter of 2023, down 57.8%. Diluted adjusted earnings per share (diluted adjusted EPS), a non-GAAP measure, were $1.29, up 16.2%.

•

Net cash provided by operating activities was $365.3 million, down 8.6% and free cash flow, a non-GAAP measure, was $304.1 million, down 10.5% for the first quarter of 2023. The decline in our operating cash flows and free cash flows was primarily due to the disposition of our Energy and Specialized Markets and Financial Services segments.

•	We paid a cash dividend of 34 cents per share on March 31, 2023. Our Board of Directors approved a cash dividend of 34 cents per share payable on June 30, 2023.
•	We entered into and fully funded a $2.5 billion accelerated share repurchase program in the first quarter of 2023.
•	On February 1, 2023, we sold our Energy business, Wood Mackenzie, to Veritas Capital for $3.1 billion in net cash consideration plus future additional contingent consideration of up to $200 million. As a result of this sale, we recognized a loss of $128.4 million that has been recorded within loss from discontinued operations.

JERSEY CITY, N.J., May 3, 2023 — Verisk (Nasdaq: VRSK), a leading global data analytics provider, today announced results for the first quarter ended March 31, 2023.

"We are pleased that 2023 is off to a very strong start at Verisk. Our first-quarter results are a demonstration of our sharpened focus, operating discipline, and results-oriented culture," said Lee Shavel, president and CEO, Verisk. "We are elevating the dialogue with our clients and leveraging our scale and centrality to solve the insurance industry's biggest problems and improve our client's performance. We have the right team and strategy in place to deliver value for our shareholders."

Elizabeth Mann, CFO, said, "Verisk delivered strong revenue and EBITDA growth, demonstrating broad-based growth across most of our businesses. That in turn generated solid operating leverage. We are focused on our commitments to deliver revenue growth and margin expansion and we remain confident in our ability to achieve our stated goals for 2023 and the longer term."

Summary of Results (GAAP and Non-GAAP)

(in millions, except per share amounts)

Note: Adjusted EBITDA, diluted adjusted EPS, and free cash flow are non-GAAP measures.

	Three Months Ended
	March 31,
	2023	2022	Change
Revenues	$651.6	$643.6	1.2%
Income from continuing operations	194.4	487.0	(60.1)
Adjusted EBITDA	340.3	305.1	11.5
Diluted EPS attributable to Verisk	1.27	3.01	(57.8)
Diluted adjusted EPS	1.29	1.11	16.2
Net cash provided by operating activities	365.3	399.6	(8.6)
Free cash flow	304.1	339.6	(10.5)

Revenues from Continuing Operations

Consolidated revenues increased a modest 1.2% primarily due to the sale of 3E and our Financial Services segment in the prior year. OCC revenues increased 9.8% primarily due to strong broad-based growth across underwriting & rating and claims.

Revenues and Revenue Growth by Segment

(in millions)

Note: OCC revenue growth is a non-GAAP measure.

			Revenue Growth
	Three Months Ended		Three Months Ended
	March 31,		March 31, 2023
	2023	2022	Reported	OCC
Underwriting & rating	$460.5	$416.0	10.7%	9.1%
Claims	191.1	170.4	12.1	11.4
Insurance	651.6	586.4	11.1	9.8
Energy and Specialized Markets	—	22.4	(100.0)	N/A
Financial Services	—	34.8	(100.0)	N/A
Revenues	$651.6	$643.6	1.2	9.8

Insurance segment revenues grew 11.1% in the first quarter and 9.8% on an OCC basis.

•

Underwriting & rating revenues increased 10.7% in the quarter and 9.1% on an OCC basis, resulting primarily from strong growth across our core underwriting solutions, extreme events solutions, and life solutions.

•	Claims revenues grew 12.1% in the quarter and 11.4% on an OCC basis. Growth was broad-based with strong results recorded in property estimating, anti-fraud and international solutions.

There was no Energy and Specialized Markets segment revenue in the quarter. We closed on the sale of the Energy business on February 1, 2023 and accounted for it as discontinued operations. We closed on the sale of 3E on March 11, 2022.

There was no Financial Services segment revenue in the quarter as we closed on its sale on April 8, 2022.

Net Income and Adjusted EBITDA from Continuing Operations

During first-quarter 2023, net income from continuing operations was $194.4 million, a decrease of 60.1%. The decrease was primarily due to the sale of 3E and our Financial Services segment in the prior year, which did not qualify as discontinued operations. As a result of these sales, we recognized a net gain within "Other operating income, net" of $377.1 million. Adjusted EBITDA increased 11.5%, and 15.7% on an OCC basis, primarily due to strong revenue growth and cost discipline.

EBITDA and Adjusted EBITDA by Segment

(in millions)

Note: EBITDA and Adjusted EBITDA are non-GAAP measures. Margin is calculated as a percentage of revenues. See "Non-GAAP Reconciliations" below for a reconciliation to the nearest GAAP measure. All OCC figures exclude results from recent dispositions, namely 3E, Energy, and Verisk Financial Services. Segment-level adjusted EBITDA margins for 2023 reflect a higher level of corporate allocations resulting from recent dispositions and the impact of foreign currency fluctuations.

	Three Months Ended March 31,
	EBITDA		EBITDA Margin		Adjusted EBITDA		Adjusted EBITDA Growth		Adjusted EBITDA Margin
							2023	2023
	2023	2022	2023	2022	2023	2022	Reported	OCC	2023	2022
Insurance	$355.3	$301.5	54.5%	51.4%	$340.3	$301.5	12.9%	15.7%	52.2%	51.4%
Energy and Specialized Markets	—	448.5	-	2,000.1	—	(2.3)	(100.0)	N/A	-	(9.7)
Financial Services	—	(67.8)	-	(194.9)	—	5.9	(100.0)	N/A	-	16.9
Consolidated	$355.3	$682.2	54.5	106.0	$340.3	$305.1	11.5	15.7	52.2	47.4

Earnings Per Share and Diluted Adjusted Earnings Per Share

Diluted EPS attributable to Verisk decreased 57.8% to $1.27 for the first quarter of 2023.

Diluted adjusted EPS increased 16.2% to $1.29 for the first quarter of 2023.

Cash Flow and Free Cash Flow

Net cash provided by operating activities was $365.3 million for the first quarter of 2023, down 8.6%, and free cash flow was $304.1 million, down 10.5%. The decrease in operating cash flows was primarily related to the dispositions within our former Energy and Specialized Markets and Financial Services segments, including one-time transaction fees related to the sale of our Energy business, partially offset by an increase in operating profit in our Insurance segment.

Dividend

On March 31, 2023, we paid a cash dividend of 34 cents per share of common stock issued and outstanding to the holders of record as of March 15, 2023.

On April 25, 2023, our Board of Directors approved a cash dividend of 34 cents per share of common stock issued and outstanding, payable on June 30, 2023, to holders of record as of June 15, 2023.

Share Repurchases

In first-quarter 2023, we entered into and fully funded an accelerated share repurchase program of $2,500 million and received an initial delivery of 10.7 million shares at an average price of $187.70. As of March 31, 2023, we had $941.3 million remaining under our share repurchase authorization.

2023 Financial Guidance

Our guidance for 2023 remains unchanged with revenue in the range of $2.59-$2.63 billion, adjusted EBITDA between $1.37-$1.42 billion, adjusted EBITDA margin in the 53%-54% range and adjusted EPS in the range of $5.20-$5.50. A complete listing of all guidance measures can be found in the earnings slide deck, which has been posted to the investor section of our website verisk.com. The contents of our website shall not be deemed to be incorporated by reference herein.

Conference Call

Our management team will host a live audio webcast to discuss the financial results and business highlights on Wednesday, May 3, 2023, at 8:30 a.m. EST (5:30 a.m. PT, 1:30 p.m. GMT). All interested parties are invited to listen to the live event via webcast on our investor website at http://investor.verisk.com. The discussion will also be available through dial-in number 1-888-660-6191 for U.S./Canada participants or 929-203-1913 for international participants.

A replay of the webcast will be available for 30 days on our investor website and through the conference call number 1-888-660-6191 for U.S./Canada participants or 1-929-203-1913 for international participants using Conference ID #4026897.

About Verisk

Verisk is a leading strategic data analytics and technology partner to the global insurance industry. It empowers clients to strengthen operating efficiency, improve underwriting and claims outcomes, combat fraud and make informed decisions about global risks, including climate change, extreme events, ESG and political issues. Through advanced data analytics, software, scientific research and deep industry knowledge, Verisk helps build global resilience for individuals, communities and businesses. With teams across more than 20 countries, Verisk consistently earns certification by Great Place to Work and fosters an inclusive culture where all team members feel they belong.

Verisk is traded on the Nasdaq exchange and is a part of the S&P 500 Index and the Nasdaq-100 Index.

For more information, please visit www.verisk.com.

Contact:

Investor Relations
Stacey Brodbar
Head of Investor Relations
Verisk
201-469-4327
IR@verisk.com

Media

Alberto Canal

Verisk Public Relations

201-469-2618

Alberto.Canal@verisk.com

Forward-Looking Statements

This release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. This includes, but is not limited to, our expectation and ability to pay a cash dividend on our common stock in the future, subject to the determination by our Board of Directors and based on an evaluation of our earnings, financial condition and requirements, business conditions, capital allocation determinations, and other factors, risks, and uncertainties. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “target,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements, because they involve known and unknown risks, uncertainties, and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance or achievements.

Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in our quarterly reports on Form 10-Q, annual reports on Form 10-K, and current reports on Form 8-K filed with the Securities and Exchange Commission. If any of these risks or uncertainties materialize or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this release reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

Notes Regarding the Use of Non-GAAP Financial Measures

We have provided certain non-GAAP financial information as supplemental information regarding our operating results. These measures are not in accordance with, or an alternative for, U.S. GAAP and may be different from non-GAAP measures reported by other companies. We believe that our presentation of non-GAAP measures provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. In addition, our management uses these measures for reviewing our financial results, for budgeting and planning purposes, and for evaluating the performance of senior management.

EBITDA, Adjusted EBITDA, and Adjusted EBITDA Expenses: EBITDA represents GAAP net income adjusted for (i) depreciation and amortization of fixed assets; (ii) amortization of intangible assets; (iii) interest expense, net; and (iv) provision for income taxes. Adjusted EBITDA represents EBITDA adjusted for acquisition-related costs (earn-outs), gain/loss from dispositions (which includes businesses held for sale), and nonrecurring gain/loss. Adjusted EBITDA expenses represent adjusted EBITDA net of revenues. We believe these measures are useful and meaningful because they help us allocate resources, make business decisions, allow for greater transparency regarding our operating performance, and facilitate period-to-period comparison.

Adjusted Net Income and Diluted Adjusted EPS: Adjusted net income represents GAAP net income adjusted for (i) amortization of intangible assets, net of tax; (ii) acquisition-related costs (earn-outs), net of tax; (iii) gain/loss from dispositions (which includes businesses held for sale), net of tax; and (iv) nonrecurring gain/loss, net of tax. Diluted adjusted EPS represents adjusted net income divided by weighted-average diluted shares. We believe these measures are useful and meaningful because they allow evaluation of the after-tax profitability of our results excluding the after-tax effect of acquisition-related costs and nonrecurring items.

Free Cash Flow: Free cash flow represents net cash provided by operating activities determined in accordance with GAAP minus payments for capital expenditures. We believe free cash flow is an important measure of the recurring cash generated by our operations that may be available to repay debt obligations, repurchase our stock, invest in future growth through new business development activities, or make acquisitions.

Organic: Organic is defined as operating results excluding the effect of recent acquisitions and dispositions (which include businesses held for sale) that have occurred over the past year. An acquisition is included as organic at the beginning of the calendar quarter that occurs subsequent to the one-year anniversary of the acquisition date. Once an acquisition is included in its current-period organic base, its comparable prior-year-period operating results are also included to calculate organic growth. A disposition (which includes a business held for sale) is excluded from organic at the beginning of the calendar quarter in which the disposition occurs (or when a business meets the held-for-sale criteria under U.S. GAAP). Once a disposition is excluded from its current-period organic base, its comparable prior-year-period operating results are also excluded to calculate organic growth. We believe the organic presentation enables investors to assess the growth of the business without the impact of recent acquisitions for which there is no prior-year comparison and the impact of recent dispositions, for which results are removed from all prior periods presented to allow for comparability.

Organic Constant Currency (OCC) Growth Rate: Our operating results, such as, but not limited to, revenue and adjusted EBITDA, reported in U.S. dollars are affected by foreign currency exchange rate fluctuations because the underlying foreign currencies in which we transact changes in value over time compared with the U.S. dollar. Accordingly, we present certain constant currency financial information to assess how we performed excluding the impact of foreign currency exchange rate fluctuations. We calculate constant currency by translating comparable prior-year-period results at the currency exchange rates used in the current period. We believe organic constant currency is a useful and meaningful measure to enhance investors’ understanding of the continuing operating performance of our business and to facilitate the comparison of period-to-period performance because it excludes the impact of foreign exchange rate movements, acquisitions, and dispositions.

See page 10 for a reconciliation of consolidated adjusted EBITDA and a segment results summary and a reconciliation of adjusted EBITDA. See page 11 for a reconciliation of segment adjusted EBITDA margin, a reconciliation of adjusted EBITDA expenses, and a reconciliation of diluted adjusted EPS. See page 12 for a reconciliation of net cash provided by operating activities to free cash flow.

We are not able to provide a reconciliation of projected Adjusted EBITDA and Adjusted EBITDA margin to the most directly comparable expected GAAP results because of the unreasonable effort and high unpredictability of estimating certain items that are excluded from non-GAAP Adjusted EBITDA and Adjusted EBITDA margin, including, for example, tax consequences, acquisition-related costs, gain/loss from dispositions and other non-recurring expenses, the effect of which may be significant.

Attached Financial Statements

Please refer to the full Form 10-Q filing for the complete financial statements and related notes.

VERISK ANALYTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

As of March 31, 2023 and December 31, 2022

	March 31, 2023	December 31, 2022
	(in millions, except for share and per share data)
ASSETS:
Current assets:
Cash and cash equivalents	$231.9	$112.5
Accounts receivable, net of allowance for doubtful accounts of $14.6 and $14.3, respectively	433.3	290.1
Prepaid expenses	80.1	83.7
Income taxes receivable	—	44.2
Other current assets	45.5	32.0
Current assets held-for-sale	—	362.6
Total current assets	790.8	925.1
Noncurrent assets:
Fixed assets, net	561.1	541.5
Operating lease right-of-use assets, net	202.5	182.0
Intangible assets, net	505.9	504.8
Goodwill	1,705.5	1,676.0
Deferred income tax assets	32.4	31.7
Other noncurrent assets	391.8	371.4
Noncurrent assets held-for-sale	—	2,728.6
Total assets	$4,190.0	$6,961.1

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$257.4	$292.8
Short-term debt and current portion of long-term debt	2.6	1,392.9
Deferred revenues	549.5	321.7
Operating lease liabilities	36.0	29.5
Income taxes payable	44.6	—
Current liabilities held-for-sale	—	282.3
Total current liabilities	890.1	2,319.2
Noncurrent liabilities:
Long-term debt	2,837.9	2,343.2
Deferred income tax liabilities	141.4	145.6
Operating lease liabilities	204.0	189.9
Other noncurrent liabilities	37.0	17.9
Noncurrent liabilities held-for-sale	—	177.6
Total liabilities	4,110.4	5,193.4
Commitments and contingencies (Note 16)
Stockholders’ equity:
Common stock, $.001 par value; 2,000,000,000 shares authorized; 544,003,038 shares issued; 144,551,559 and 154,701,136 shares outstanding, respectively	0.1	0.1
Additional paid-in capital	2,315.5	2,720.8
Treasury stock, at cost, 399,451,479 and 389,301,902 shares, respectively	(8,283.3)	(6,239.5)
Retained earnings	6,006.7	5,999.1
Accumulated other comprehensive losses	29.4	(731.2)
Total Verisk stockholders' equity	68.4	1,749.3
Noncontrolling interests	11.2	18.4
Total stockholders’ equity	79.6	1,767.7
Total liabilities and stockholders’ equity	$4,190.0	$6,961.1

VERISK ANALYTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

For the Three Months Ended March 31, 2023 and 2022

	Three Months Ended March 31,
	2023	2022
	(in millions, except for share and per share data)
Revenues	$651.6	$643.6
Operating expenses (income):
Cost of revenues (exclusive of items shown separately below)	216.2	228.7
Selling, general and administrative	79.0	107.9
Depreciation and amortization of fixed assets	44.6	40.1
Amortization of intangible assets	17.7	21.2
Other operating income, net	—	(377.1)
Total operating expenses, net	357.5	20.8
Operating income	294.1	622.8
Other expense:
Investment loss and others, net	(1.1)	(1.9)
Interest expense, net	(26.4)	(31.3)
Total other expense, net	(27.5)	(33.2)
Income from continuing operations before income taxes	266.6	589.6
Provision for income taxes	(72.2)	(102.6)
Income from continuing operations	194.4	487.0
Loss (income) from discontinued operations, net of tax expense of $1.1, and $2.4, respectively (Note 7)	(138.0)	18.8
Net income	56.4	505.8
Less: Net income attributable to noncontrolling interests	(0.1)	(0.1)
Net income attributable to Verisk	$56.3	$505.7
Basic net income per share attributable to Verisk:
Income from continuing operations	$1.28	$3.03
Income from discontinued operations	(0.91)	0.12
Basic net income per share attributable to Verisk:	$0.37	$3.15
Diluted net income per share attributable to Verisk:
Income from continuing operations	$1.27	$3.01
Income from discontinued operations	(0.90)	0.12
Diluted net income per share attributable to Verisk:	$0.37	$3.13
Weighted-average shares outstanding:
Basic	152,032,255	160,680,955
Diluted	152,709,319	161,638,617

VERISK ANALYTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

For the Three Months Ended March 31, 2023 and 2022

	Three Months Ended March 31,
	2023	2022
	(in millions)
Cash flows from operating activities:
Net income	$56.4	$505.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of fixed assets	44.6	49.6
Amortization of intangible assets	17.7	44.6
Amortization of debt issuance costs and original issue discount, net of original issue premium	0.1	0.3
Provision for doubtful accounts	2.6	1.7
Loss (gain) on sale of assets	128.4	(450.8)
Stock-based compensation expense	23.9	20.5
Impairment of long-lived assets	—	73.7
Deferred income taxes	(19.0)	(37.1)
Loss on disposal of fixed assets	(0.1)	—
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(185.4)	(133.1)
Prepaid expenses and other assets	(32.9)	1.4
Operating lease right-of-use assets, net	2.9	10.4
Income taxes	82.2	131.0
Accounts payable and accrued liabilities	(32.4)	(70.0)
Deferred revenues	261.3	266.1
Operating lease liabilities	(2.6)	(10.3)
Other liabilities	17.6	(4.2)
Net cash provided by operating activities	365.3	399.6
Cash flows from investing activities:
Acquisitions and purchase of additional controlling interest, net of cash acquired of $1.0 and $17.4 respectively	(37.2)	(445.4)
Proceeds from sale of assets	3,066.4	575.0
Investments in nonpublic companies	(0.8)	(41.0)
Capital expenditures	(61.2)	(60.0)
Escrow funding associated with acquisitions	—	(2.3)
Other investing activities, net	(0.1)	—
Net cash provided by investing activities	2,967.1	26.3

	Three Months Ended March 31,
	2023	2022
	(in millions)
Cash flows from financing activities:
(Repayment) proceeds from short-term debt	(1,265.0)	200.0
Proceeds from issuance of long-term debt, net of original issue discount	495.2	—
Payment of debt issuance costs	(5.5)	—
Proceeds from issuance of short-term debt with original maturities less than three months	—	125.0
Repayment of short-term debt with original maturities greater than three months	(125.0)	—
Repurchases of common stock	(2,000.0)	(571.3)
Share repurchases not yet settled	(500.0)	—
Proceeds from stock options exercised	58.4	15.8
Net share settlement of taxes from restricted stock and performance share awards	(12.3)	(11.3)
Dividends paid	(49.2)	(49.4)
Other financing activities, net	(1.6)	(2.4)
Net cash used in financing activities	(3,405.0)	(293.6)
Effect of exchange rate changes	11.8	(6.6)
Net (decrease) increase in cash and cash equivalents	(60.8)	125.7
Cash and cash equivalents, beginning of period	292.7	280.3
Cash and cash equivalents, end of period	$231.9	$406.0
Supplemental disclosures:
Income taxes paid	$10.0	$11.7
Interest paid	$16.3	$21.1
Noncash investing and financing activities:
Deferred tax liability established on date of acquisition	$3.1	$16.1
Net assets sold as part of disposition	$3,211.8	$124.2
Finance lease additions	$6.2	$2.1
Operating lease additions, net	$26.3	$1.7
Fixed assets included in accounts payable and accrued liabilities	$0.2	$0.3

Non-GAAP Reconciliations

Consolidated EBITDA, Adjusted EBITDA and Organic Adjusted EBITDA Reconciliation

(in millions)

Note: EBITDA, adjusted EBITDA, and organic adjusted EBITDA are non-GAAP measures. Margin is calculated as a percentage of revenues.

	Three Months Ended March 31,
	2023		2022
	Total	Margin	Total	Margin
Net income	$56.4	8.6%	$505.8	78.6%
(Loss) income from discontinued operations, net of tax expense of $1.1, and $2.4, respectively	(138.0)	(21.2)	18.8	2.9
Income from continuing operations	194.4	29.8%	487.0	75.7%
Depreciation and amortization of fixed assets	44.6	6.8	40.1	6.2
Amortization of intangible assets	17.7	2.7	21.2	3.3
Interest expense, net	26.4	4.1	31.3	4.9
Provision for income taxes	72.2	11.1	102.6	15.9
EBITDA	355.3	54.5	682.2	106.0
Impairment loss	—	—	73.7	11.4
Acquisition-related costs (earn-outs)	(15.0)	(2.3)	—	—
Gain from dispositions	—	—	(450.8)	(70.0)
Adjusted EBITDA	340.3	52.2	305.1	47.4
Adjusted EBITDA from acquisitions and dispositions	(5.2)		(16.2)
Organic adjusted EBITDA	$335.1	53.3%	$288.9	50.2%

Segment Results Summary, EBITDA and Adjusted EBITDA Reconciliation

(in millions)

Note: Organic revenues, EBITDA, adjusted EBITDA, and organic adjusted EBITDA are non-GAAP measures.

	Three Months Ended March 31, 2023	Three Months Ended March 31, 2022
	Insurance	Insurance	Energy and Specialized Markets	Financial Services
Revenues	$651.6	$586.4	$22.4	$34.8
Revenues from acquisitions and dispositions	(23.0)	(10.3)	(22.4)	(34.8)
Organic revenues	$628.6	$576.1	$—	$—

EBITDA	$355.3	$301.5	$448.5	$(67.8)
Acquisition-related costs (earn-outs)	(15.0)	—	—	—
Gain from dispositions	—	—	(450.8)	—
Impairment loss	—	—	—	73.7
Adjusted EBITDA	340.3	301.5	(2.3)	5.9
Adjusted EBITDA from acquisitions and dispositions	(5.2)	(12.6)	2.3	(5.9)
Organic adjusted EBITDA	$335.1	$288.9	$(0.0)	$(0.0)

Segment Adjusted EBITDA Margin Reconciliation

Note: Segment adjusted EBITDA margin is calculated as a percentage of respective segment revenues.

	Three Months Ended March 31, 2023	Three Months Ended March 31, 2022
	Insurance	Insurance	Energy and Specialized Markets	Financial Services
EBITDA margin	54.5%	51.4%	2000.1%	-194.9%
Acquisition-related costs (earn-outs)	(2.3)	—	—	—
Impairment loss	—	—	—	211.8
Gain from dispositions	—	—	(2,009.8)	—
Adjusted EBITDA margin	52.2%	51.4%	-9.7%	16.9%

Consolidated Adjusted EBITDA Expense Reconciliation

(in millions)

Note: Adjusted EBITDA expenses are a non-GAAP measure.

	Three Months Ended
	March 31,
	2023	2022
Operating expenses	$357.5	$20.8
Depreciation and amortization of fixed assets	(44.6)	(40.1)
Amortization of intangible assets	(17.7)	(21.2)
Investment loss and others, net	1.1	1.9
Acquisition-related costs (earn-outs)	15.0	—
Impairment loss	—	(73.7)
Gain from dispositions	—	450.8
Adjusted EBITDA expenses	$311.3	$338.5

Diluted Adjusted EPS Reconciliation

(in millions, except per share amounts)

Note: Diluted adjusted EPS is a non-GAAP measure.

	Three Months Ended
	March 31,
	2023	2022
Net income	$56.4	$505.8
(Loss) income from discontinued operations, net of tax expense of $1.1, and $2.4, respectively	(138.0)	18.8
Income from continuing operations	194.4	487.0
plus: Amortization of intangibles	17.7	21.2
less: Income tax effect on amortization of intangibles	(4.5)	(5.2)
plus: Acquisition-related costs (earn-outs)	(15.0)	—
less: Income tax effect on acquisition-related costs (earn-outs)	3.8	—
plus: Impairment loss	—	73.7
less: Income tax effect on impairment loss	—	(16.8)
plus: Gain from dispositions	—	(450.8)
less: Income tax effect on net gain from dispositions	—	70.4
Adjusted net income	$196.4	$179.5

Diluted EPS attributable to Verisk	$0.37	$3.13
Diluted adjusted EPS	$1.29	$1.11

Weighted-average diluted shares outstanding	152.7	161.6

Free Cash Flow Reconciliation

(in millions)

Note: Free cash flow is a non-GAAP measure.

	Three Months Ended
	March 31,
	2023	2022	Change
Net cash provided by operating activities	$365.3	$399.6	(8.6)%
Capital expenditures	(61.2)	(60.0)	2.0
Free cash flow	$304.1	$339.6	(10.5)